UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2002

RTW, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-25508	41-1440870
(Commission File Number)	(IRS Employer Identification No.)

8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN	55437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code          952-893-0403

SIGNATURES
EX-4.1 Articles of Amendment to Articles of Incorp

Item 5. Notification of a Reverse Stock Split

Pursuant to the Articles of Amendment to the Amended and Restated Articles of Incorporation of RTW, Inc. (the “Company”) filed with the Secretary of State of the State of Minnesota on November 12, 2002, effective as of 12:01 a.m. on November 22, 2002 (the “Effective Time”), the Company effected a one-for-two reverse stock split of the Company’s common stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”). The reverse stock split also affects options and other securities convertible into or exchangeable for shares of the Company’s common stock that were issued and outstanding immediately prior to the Effective Time.

     No fractional shares will be issued in connection with the reverse stock split. A holder of a certificate representing shares of Old Common Stock at the Effective Time who would otherwise be entitled to receive a fraction of a share of the Company’s common stock is, in lieu thereof, entitled to receive a full share of common stock.

     A copy of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, which was necessary to affect the reverse stock split is attached hereto as Exhibit 4.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.

Dated: November 12, 2002	By	/s/ J. Alexander Fjelstad
J. Alexander Fjelstad III
Chief Executive Officer
(Principal Executive Officer)